SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) December 21, 2007

Exponent, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, California 94025

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 326-9400

(Former Name or Former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Michael R. Gaulke, the Chairman and Chief Executive Officer of Exponent, Inc. (“Exponent”), has informed Exponent that on November 21, 2007, he adopted a stock trading plan for Exponent common stock in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Under Mr. Gaulke’s stock trading plan, he expects to sell up to 395,500 shares of common stock in the open market obtained upon the exercise of stock options. Sales under Mr. Gaulke’s trading plan are expected to be made during 2008.

Upon completion of this trading plan, Mr. Gaulke expects that he will beneficially own approximately 500,000 shares of Exponent common stock either directly or through then exercisable options. In addition, Mr. Gaulke expects that he will have rights to 76,674 shares held in the form of restricted stock units granted prior to 2008 upon completion of this trading plan.

The information included in this Form 8-K shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: December 21, 2007